Exhibit 8.1

List of Principal Subsidiaries, Consolidated Affiliated Entity and its Principal Subsidiaries

Subsidiaries	Place of Incorporation
Tuniu (HK) Limited	Hong Kong
Tuniu (Nanjing) Information Technology Co., Ltd.	People’s Republic of China
Beijing Tuniu Technology Co., Ltd.	People’s Republic of China
Jiangsu Kaihui Commercial Factoring Co., Ltd.	People’s Republic of China
Xiamen Suiwang International Travel Service Co., Ltd.	People’s Republic of China
Tianjin Tuniu International Travel Service Co., Ltd.	People’s Republic of China
Guangzhou Kaihui Internet Microcredit Co., Ltd.	People’s Republic of China
Nanjing Kaihui Internet Microcredit Co., Ltd.	People’s Republic of China

Consolidated Affiliated Entity and its Subsidiaries	Place of Incorporation
Nanjing Tuniu Technology Co., Ltd.	People’s Republic of China
Beijing Tuniu International Travel Service Co., Ltd.	People’s Republic of China
Nanjing Tuniu International Travel Service Co., Ltd.	People’s Republic of China
Shanghai Tuniu International Travel Service Co., Ltd.	People’s Republic of China
Nanjing Tuzhilv Tickets Sales Co., Ltd.	People’s Republic of China
Tuniu Insurance Brokers Co., Ltd.	People’s Republic of China